Republic Airways Announces Third Quarter 2026 Financial Results

Resilient operational performance and stable financial results despite disruptive weather

Pre-tax income of $49.2 million and adjusted pre-tax income of $55.6 million

Net income per diluted share of $0.75 and adjusted net income per diluted share of $0.85

Raised full year 2026 guidance

CARMEL, Indiana, October 29, 2026 —(BUSINESS WIRE)—Republic Airways Holdings Inc. (NASDAQ: RJET) (the “Company” or “Republic”) today reported financial results for the third quarter of 2026 and raised its outlook for the full year 2026.

“We delivered strong third quarter financial results with revenues increasing 34% and strong profit margins,” said Matt Koscal, President and Chief Executive Officer. “I want to thank our team for their continued dedication and execution throughout an eventful summer travel season, achieving a 99.96% controllable completion factor while making meaningful progress on the integration and harmonization of Mesa. With strong cash generation, improved leverage, and our full-year outlook improved, we remain focused on disciplined execution and delivering long-term value for our shareholders.”

The Company’s consolidated results reported in the third quarter of 2026 include the results of Mesa Airlines, Inc. (“Mesa”), while comparable prior periods exclude any Mesa results because the merger of Republic Airways Holdings Inc. and Mesa Air Group, Inc. was consummated on November 25, 2025 (the “Merger”).

Third quarter 2026 GAAP financial highlights:
•Revenues of $553.5 million
•Operating income of $63.2 million with an operating margin1 of 11.4%
•Pre-tax income of $49.2 million with a pre-tax margin1 of 8.9%
•Net income of $34.6 million with a net income margin1 of 6.3%
•Net income per diluted common share of $0.75
•Unrestricted cash, cash equivalents, and marketable securities of $290.1 million
•Total debt and lease liabilities of $1.2 billion

Third quarter 2026 Non-GAAP financial highlights:
1 Operating margin %, pre-tax margin %, and net income margin % are expressed as the related metric as a percentage of revenues.

•Adjusted operating income2 of $69.9 million with an adjusted operating margin2 of 12.6%
•Adjusted pre-tax income2 of $55.6 million with an adjusted pre-tax margin2 of 10.0%
•Adjusted net income2 per diluted common share of $0.85
•Adjusted EBITDAR2 of $106.8 million

Strategic and operational highlights:
•Reached an agreement with American Airlines, Inc. (“American Airlines”) to place five previously unassigned aircraft into service in December 2026
•Completed 114,876 flights and produced block hours of 215,979 for Q3 2026
•Achieved completion factor for Q3 2026 of 94.59%, and a controllable completion factor (excluding weather, air traffic control, and Partner-requested cancellations) of 99.96% for Q3 2026
•Substantial progress on Merger integration activities - core support functions are substantially complete and relocated to Carmel, IN, and harmonization process of operational policies and procedures with the Federal Aviation Administration (“FAA”) is on track

Financial results
Results are compared to the prior year quarterly period unless otherwise noted.

Revenues were $553.5 million, up $141.5 million, or 34.3%. The increase is primarily attributable to the 26.2% increase in block hour production, driven by the addition of 60 E175 aircraft operating for United Airlines, following the Merger. Additionally, pass-through revenues increased $49.1 million, primarily due to shop-level maintenance for the Mesa harmonization.

Operating expenses were $490.3 million, up $105.2 million, or 27.3%. The increase is primarily attributable to the expenses associated with the increase in flying operations with the 60 E175 aircraft and related associates following the Merger.

Balance sheet, cash, and liquidity
The Company generated $79.0 million of operating cash flow during the third quarter of 2026. As of September 30, 2026, the Company had $290.1 million in unrestricted cash and cash equivalents and marketable securities.

2 Adjusted operating income and margin %, adjusted pre-tax income and margin %, adjusted net income, EBITDAR, adjusted EBITDAR, adjusted net debt, and leverage are non-GAAP financial measures. Adjusted operating margin % and adjusted pre-tax margin % are expressed as the related metric as a percentage of revenues. For additional information about the non-GAAP financial measures used in this press release and a reconciliation to the most comparable U.S. GAAP measure, see the “Non-GAAP Financial Information” section within this press release.

Total capital expenditures inclusive of aircraft, rotable spare parts, and pre-delivery deposits for aircraft on order totaled $28.7 million for the third quarter of 2026. The Company has 26 additional E175 aircraft on order with Embraer, with scheduled deliveries expected from 2028 through 2030.

Total debt and operating lease liabilities at September 30, 2026 were $1.2 billion. As of September 30, 2026, the Company’s adjusted net debt2 was $863.0 million, and Q3 2026 adjusted EBITDAR2 was $106.8 million, resulting in trailing twelve-month leverage2 of 2.2x.

Mesa Merger integration update
The Company made significant progress integrating key support functions including maintenance and supply chain operations during the third quarter of 2026. In addition, we moved Mesa’s operations center to Carmel, Indiana and continued our work to streamline several operational workstreams that will pave the way for operations under a single operating certificate.

We expect the integration process to conclude in the first half of 2028.

2026 guidance
The Company is updating the following full year 2026 guidance, previously provided in the Q2 2026 update on July 30, 2026:

Company issued guidance:	July 30, 2026 update	October 29, 2026 update
Revenues	~ $2.1 billion	No change
Block hour production	~ 880,000	No change
Adjusted EBITDAR[2]	$395 - $405 million	$410 - $420 million
Capital expenditures, net of new debt	~ $90 million	No change
Debt repayments	~ $165 million	No change
Adjusted diluted EPS	Not provided	> $3.30

A reconciliation of the forward-looking guidance for the non-GAAP metric of adjusted EBITDAR and adjusted diluted EPS cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Earnings call
The Company will host a live webcast to discuss Q3 2026 financial results on Thursday, October 29, 2026 at 8:30 a.m. EDT. The webcast link and related presentation materials are available at investor.rjet.com. A replay of the webcast will be available shortly after the webcast.

About Republic Airways
Founded in 1974, Republic Airways maintains a combined fleet of 314 Embraer 170/175 aircraft, and its airlines offer scheduled passenger service on approximately 1,300 daily scheduled flights to approximately 125 cities in the United States, Canada, Mexico, and the Caribbean. The airlines provide fixed-fee flights operated under their codeshare Partners’ brands: American Eagle, Delta Connection, and United Express. The airlines employ more than 8,500 aviation professionals. Learn more at www.rjet.com.

Website and social media information
We routinely post important news and information regarding Republic on our corporate website, www.rjet.com, our investor relations website, investor.rjet.com, and our social media channels to disclose important information about Republic Airways Holdings Inc. to comply with its disclosure obligations under Regulation Fair Disclosure. The information accessible through Republic’s website and social media channels are not incorporated into and are not considered part of this press release.

Forward-looking statements
Statements made in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments, or strategies for the future should be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “hope,” “likely,” and “continue” and similar terms used in connection with statements regarding our outlook, anticipated operations, the revenue environment, contractual relationships, and our anticipated financial performance. These statements include, but are not limited to, statements about the continued demand for our product, the effect of economic conditions on Republic’s business, financial condition and results of operations, the timing of scheduled aircraft deliveries, fleet expansion, changes in aircraft seat configurations, transition, and anticipated fleet size for Republic in upcoming periods, expected production levels in future periods, pilot attrition trends, Republic’s coordination with American Airlines, Inc. (“American Airlines”), Delta Air Lines, Inc. (“Delta Air Lines”), and United Airlines, Inc. (“United Airlines”) (collectively, our “Partners” or “Partner Airlines”) regarding the delivery of aircraft under previously announced agreements and timing of placing new aircraft deliveries into service, the expected terms, timing, and benefits related to Republic’s leasing, strategic arrangements, strategic agreements, and equity investments in third parties, scheduled flight service to smaller communities, increasing the utilization and efficiency of all fleet types as well as Republic’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this press release and accompanying statements made by management are made as of the date hereof and are based on information available to Republic as of such date. Readers should note that many factors could affect the future operating and financial results of Republic and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this press release and accompanying management statements. These factors include, but are not limited to, the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to inflationary pressures and related decreases in customer demand and spending; uncertainty regarding potential future outbreaks of infectious diseases or other health concerns and the consequences of such outbreaks to the travel industry, including travel demand and travel behavior and our Partner Airlines in general and the financial condition and operating results of Republic, in particular; the prospects of entering into agreements with existing or other carriers to fly new aircraft; uncertainty regarding timing and performance of key third-party service providers; ongoing negotiations between Republic and its Partner Airlines regarding their contractual obligations; uncertainties regarding operation of new aircraft; the ability to attract and retain qualified pilots, mechanics and other personnel; the impact of regulatory issues such as pilot rest rules and qualification requirements; the ability to obtain aircraft financing; the financial stability of Republic’s Partner Airlines and any potential impact of their financial condition on the operations of Republic; fluctuations in flight schedules, which are determined by the Partner Airlines for whom Republic conducts flight operations; variations in market and economic conditions; significant aircraft debt commitments; estimated useful lives of long-lived assets, residual values of aircraft and related equipment and related asset impairments; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs and potential fuel shortages; the impact of weather-related, natural disasters and other air safety incidents on air travel and airline costs; aircraft deliveries; uncertainty regarding ongoing international hostilities, including conflicts in the Middle East and between Russia and Ukraine, and the related impacts on macroeconomic conditions and on the international operations of any of our Partner Airlines as a result of such conflicts; the availability of parts used in connection with maintenance and repairs of the aircraft; the availability of suitable replacement aircraft for aging aircraft; the impact of enacted, proposed, and rescinded U.S. tariffs on global economic conditions and the financial markets, passenger demand, the cost of aircraft parts and supplies sourced internationally and the cost of service providers located outside of the United States; the impact of potential future U.S. government shutdowns on air traffic controller staffing and flight cancellations; and other unanticipated factors.

There may be other factors that could affect matters discussed in forward-looking statements set forth in this press release and accompanying management statements, which factors may also cause actual results to differ materially from those discussed. We assume no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these statements other than as required by applicable law.

For additional information on these and other factors that could cause Republic’s actual results to differ materially from expected results, please see Republic’s filing with the Securities and Exchange Commission (the “SEC”), including the section entitled “Risk Factors”, in the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2026, as such factors may be updated from time to time in Republic’s filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov.

Condensed consolidated statements of operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
REVENUES	$ 553.5	$ 412.0	$ 1,652.0	$ 1,212.4
OPERATING EXPENSES:
Wages and benefits	231.1	188.6	703.7	547.6
Aircraft and engine rent	1.6	—	5.6	—
Maintenance and repair	133.5	78.2	381.2	228.6
Depreciation and amortization	35.3	31.7	105.0	93.2
Executive separation and Merger-related items	6.7	25.0	29.8	31.8
Other	82.1	61.6	250.6	177.0
Total operating expenses	490.3	385.1	1,475.9	1,078.2

OPERATING INCOME	63.2	26.9	176.1	134.2

OTHER INCOME (EXPENSE)
Investment income (loss) and other, net	2.3	(2.0)	4.0	7.1
Interest expense	(16.3)	(15.7)	(49.9)	(44.8)
Total other expense, net	(14.0)	(17.7)	(45.9)	(37.7)

INCOME BEFORE INCOME TAXES	49.2	9.2	130.2	96.5
INCOME TAX EXPENSE	14.6	2.5	37.5	25.3
NET INCOME	$ 34.6	$ 6.7	$ 92.7	$ 71.2

NET INCOME PER COMMON SHARE—BASIC	$ 0.75	$ 0.17	$ 2.03	$ 1.81
NET INCOME PER COMMON SHARE—DILUTED	0.75	0.17	2.01	1.78
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC	45.9	39.8	45.8	39.4
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—DILUTED	46.3	40.3	46.2	40.0

Condensed consolidated balance sheets
(In millions)
(Unaudited)

	As of
	September 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and marketable securities	$ 290.1	$ 296.5
Other current assets	262.0	244.2
Total current assets	552.1	540.7

Property and equipment, net	2,414.6	2,410.0
Other non-current assets	295.0	325.9
TOTAL ASSETS	$ 3,261.7	$ 3,276.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$ 183.2	$ 202.0
Current portion of operating lease liabilities	17.5	16.5
Accounts payable, accrued, and other liabilities	314.1	355.8
Total current liabilities	514.8	574.3

Long-term debt and finance leases—less current portion	841.4	882.9
Operating lease liabilities—less current portion	111.0	123.9
Deferred income taxes	245.1	220.9
Other non-current liabilities	126.9	146.1
Total liabilities	1,839.2	1,948.1

Total shareholders’ equity	1,422.5	1,328.5
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 3,261.7	$ 3,276.6

Selected operational highlights

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2026	2025	% Change		2026	2025	% Change
Block hours[3]	215,979	171,179	26.2%		655,272	501,014	30.8%
Departures	114,876	92,997	23.5		341,307	269,097	26.8
Average daily utilization (hours)[4]	9.5	9.6	(1.0)		9.7	9.6	1.0
Completion factor[5]	94.59%	95.92%	(1.33)	pts	95.59%	96.77%	(1.18)	pts
Controllable completion factor[6]	99.96	99.99	(0.03)		99.98	99.99	(0.01)

3.Reflects hours of aircraft movement from gate to gate (including taxi time before takeoff and after landing) until the aircraft comes to rest at the next point of landing.
4.Reflects average daily utilization in block hours (aircraft movement from gate to gate, including taxi time) for the greater of actual in-service aircraft or minimum contracted scheduled aircraft, if applicable.
5.“Completion factor” means the percentage of scheduled flights that are completed.
6.“Controllable completion factor” means the percentage of completed scheduled flights over which we had control, excluding cancelled flights due to uncontrollable factors such as weather, air traffic control, and Partner-requested cancellations.

Fleet
Our fleet as of September 30, 2026 consists of 314 aircraft, including 31 aircraft currently leased to American Airlines and eight unallocated spare aircraft.

The fleet has grown by 66 aircraft from the third quarter of 2025, when there were 248 total aircraft, including 215 in service for our Partners, 31 leased to American Airlines, and two unallocated spare aircraft. This increase includes 60 E175 aircraft owned by United Airlines and operated by Mesa, as well as six new deliveries from Embraer. Additionally, we have firm orders for 26 new Embraer E175 aircraft to be delivered from 2028 through 2030.

Total aircraft in the fleet as of September 30, 2026 are as follows:

Operating aircraft	American Airlines	Delta Air Lines	United Airlines	Unallocated Aircraft	Total Aircraft
E170	13	11	—	—	24
E175	79	46	126	—	251
Non-operating aircraft
E170	31	—	—	7	38
E175	—	—	—	1	1
Total	123	57	126	8	314

In August 2026, the Company entered into an agreement with American Airlines to place five of the previously unallocated E170 aircraft into CPA service in December 2026.

Non-GAAP financial information
In discussing financial results and guidance, the Company refers to financial measures that are not in accordance with GAAP. The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP, but should not be considered a substitute or superior to GAAP results. The tables presented below show reconciliations of non-GAAP financial measures used in this earnings release to the most directly comparable GAAP measures.

Reconciliation of net income to adjusted operating income, adjusted operating margin %, adjusted EBITDAR and EBITDAR:

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	$ 34.6	$ 6.7	$ 92.7	$ 71.2
Income tax expense	14.6	2.5	37.5	25.3
Pre-tax income	49.2	9.2	130.2	96.5
Investment (income) loss and other, net	(2.3)	2.0	(4.0)	(7.1)
Interest expense	16.3	15.7	49.9	44.8
Operating income	63.2	26.9	176.1	134.2
Executive separation and Merger-related items	6.7	25.0	29.8	31.8
Adjusted operating income	69.9	51.9	205.9	166.0
Adjusted operating margin %[7]	12.6%	12.6%	12.5%	13.7%
Aircraft and engine rent	1.6	—	5.6	—
Depreciation and amortization	35.3	31.7	105.0	93.2
Adjusted EBITDAR	106.8	83.6	316.5	259.2
Less: Executive separation and Merger-related items	(6.7)	(25.0)	(29.8)	(31.8)
EBITDAR	$ 100.1	$ 58.6	$ 286.7	$ 227.4

7.Adjusted operating margin % is a non-GAAP measures expressed as adjusted operating income as a percentage of revenues.

Reconciliation of net income to adjusted pre-tax income, adjusted pre-tax margin %, and adjusted net income:

	Three Months Ended		Nine Months Ended
(in millions, except for per share amounts)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	$ 34.6	$ 6.7	$ 92.7	$ 71.2
Income tax expense	14.6	2.5	37.5	25.3
Executive separation and Merger-related items	6.7	25.0	29.8	31.8
(Income) loss from investments	(0.3)	5.7	3.6	3.4
Adjusted pre-tax income[8]	55.6	39.9	163.6	131.7
Adjusted pre-tax margin %[9]	10.0%	9.7%	9.9%	10.9%
Income tax expense[10]	16.0	13.1	47.1	43.2
Adjusted net income	$ 39.6	$ 26.8	$ 116.5	$ 88.5

Adjusted diluted earnings per share	$ 0.85	$ 0.67	$ 2.52	$ 2.21

8.Adjusted pre-tax income represents net income before income taxes, executive separation and Merger-related items, and (income) loss from investments recorded to investment income (loss) and other, net in the condensed consolidated statements of operations.
9.Adjusted pre-tax margin % is a non-GAAP measure expressed as adjusted pre-tax income as a percentage of revenues.
10.Income tax expense reflects the tax effect of each adjusting item over a baseline calculation.

Reconciliation of debt to adjusted net debt and leverage:

	September 30,
(in millions)	2026	2025
Debt and finance leases—current and noncurrent	$ 1,024.6	$ 1,071.7
Operating lease obligations—current and noncurrent	128.5	121.0
Less: Cash and cash equivalents	(128.6)	(98.0)
Less: Marketable securities	(161.5)	(172.0)
Adjusted net debt	863.0	922.7
Adjusted EBITDAR (trailing 12 months)	399.7	324.8
Leverage[11]	2.2x	2.8x

11.Represents the adjusted net debt at the indicated period divided by the trailing twelve months of adjusted EBITDAR ended on the date indicated.

Contacts
InvestorRelations@rjet.com

Media
Jon Austin
(612) 839-5172
CorpComm@rjet.com